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                                                                      EXHIBIT 11


                  CARDIOTECH INTERNATIONAL, INC. & SUBSIDIARY

           STATEMENT REGARDING COMPUTATION OF LOSS PER COMMON SHARE

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
                                                       FOR THE THREE MONTHS                        FOR THE SIX MONTHS
                                                        ENDED SEPTEMBER 30,                        ENDED SEPTEMBER 30,
                                                   1997                  1996                  1997                  1996
                                              ---------------      ----------------       ---------------      ----------------
Net Loss                                      $      (375,073)     $       (376,784)      $     (817,670)      $       (901,295)
                                              ===============      ================       ===============      ================

Number of Shares Outstanding                        4,272,916             4,244,116             4,272,916             2,831,491
at beginning of the period

Effect of Shares issued in June 1996
to PolyMedica Corporation                                   -                     -                     -               856,980

Effect of Shares issued in
July 1996 for Services                                      -                12,522                     -                 6,330
                                              ---------------      ----------------       ---------------      ----------------
Weighted average number of
shares outstanding                                  4,272,916             4,256,638             4,272,916             3,694,801
                                              ===============      ================       ===============      ================
Loss per common share                         $         (0.09)     $          (0.09)      $         (0.19)     $          (0.24)
                                              ===============      ================       ===============      ================

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